EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statement (Form S-8, No. 333-127055) pertaining to the Arkansas Best Corporation 2005 Ownership Incentive Plan,

(2)         Registration Statement (Form S-8, No. 333-102816) pertaining to the Arkansas Best Corporation Supplemental Benefit Plan,

(3)         Registration Statement (Form S-8, No. 333-93381) pertaining to the Arkansas Best Corporation Supplemental Benefit Plan,

(4)         Registration Statement (Form S-8, No. 333-69953) pertaining to the Arkansas Best Corporation Voluntary Savings Plan,

(5)         Registration Statement (Form S-8, No. 333-174637) pertaining to the Arkansas Best Corporation 2005 Ownership Incentive Plan;

of our reports dated March 2, 2015, with respect to the consolidated financial statements and schedule of ArcBest Corporation and the effectiveness of internal control over financial reporting of ArcBest Corporation included in this Annual Report (Form 10-K) of ArcBest Corporation for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Tulsa, Oklahoma

March 2, 2015